EXHIBIT 99.2
2000 2005 Net Income 7 54.9 SUMMARY FINANCIAL RESULTS (Dollars in Millions) 2000 2005 Backlog 94.8 557.3 2000 2005 Total Assets 168.9 895.7 2000 2005 Shareholder Equity 62.5 349.8 2000 2005 Total Revenues 106 561.9 CAGR =Compound Annual Growth Rate 39.6% 41.1% 42.5% 39.6% 51.2% CAGR CAGR CAGR CAGR CAGR